Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Part B of Fidelity Central Investment Portfolios II LLC: Fidelity 1-3 Year Duration Securitized Bond Central Fund, Fidelity 2-5 Year Duration Securitized Bond Central Fund, Fidelity Corporate Bond 1-5 Year Central Fund, Fidelity Corporate Bond 1-10 Year Central Fund and Fidelity Mortgage Backed Securities Central Fund, which is included in this Amendment No. 1 to the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2007